Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2026 with respect to the consolidated financial statements of Solana Company for the year ended December 31, 2025 included in the Annual Report on Form 10-K.

/s/ CBIZ CPAs P.C.

Philadelphia, PA

March 30, 2026